Donald J. Baker
c/o GUSTAVSON ASSOCIATES, LLC
274 Union Boulevard, Suite 450
Lakewood, Colorado 80228  USA

CONSENT OF EXPERT
FILED BY SEDAR AND EDGAR

April 21, 2011

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities and Exchange Commission

Re:
Midway Gold Corp. (the "Company") filing of a Short Form Base Shelf Prospectus dated April 21, 2011 (the "Prospectus") and the Company's Registration Statement on Form S-3 (No. 333-172009) (the "Registration Statement")

I refer to the reports entitled "NI 43-101 Technical Report on the Gold Rock Project, White Pine County, Nevada" dated March 28, 2011, "NI 43-101 Technical Report on the Midway Project, Nye County, Nevada" dated April 1, 2011 and "NI 43-101 Preliminary Feasibility Study of the Pan Gold Project, White Pine County, Nevada" dated April 4, 2011 (together, the "Reports") as referenced in the Prospectus, the Registration Statement and documents incorporated by reference therein.

This letter is being filed as my consent to the use of my name and the Reports in the Prospectus and the Registration Statement and in documents incorporated by reference therein.

I confirm that I have read the Prospectus and the Registration Statement and I have no reason to believe that there are any misrepresentations that are derived from the Reports referred to above or that are within my knowledge as a result of the services I performed in connection with such Reports.

I consent to the incorporation by reference of this consent into the Registration Statement and any amendment thereto, including post-effective amendments.

[Signature page follows]

Yours truly,

"Donald J. Baker"
Donald J. Baker, PhD MMSA